Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067 310.228.3700 main 310.228.3701 fax www.sheppardmullin.com

August 6, 2026

VIA ELECTRONIC MAIL

Jones Soda Co.

1522 Western Ave, Suite 24150

Seattle, Washington 98101

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jones Soda Co., a Washington corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale of up to 8,795,472 outstanding shares (the “Shares”) of the Company’s common stock, no par value per share (“Common Stock”), including 2,931,822 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. the Articles of Incorporation of the Company, as amended and presently in effect (the “Charter”);

c. the Amended and Restated Bylaws of the Company as presently in effect (the “Bylaws”); and

d. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of both the Shares and the Warrant Shares being registered pursuant to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies and that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Charter, the Bylaws, and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067 310.228.3700 main 310.228.3701 fax www.sheppardmullin.com

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Shares have been duly authorized and are legally issued, fully paid, and non-assessable shares of Common Stock of the Company;

2.	The Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms; and

3.	The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrants Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 2 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

The opinions we render herein are limited to those matters governed by the State of Washington as of the date hereof and we disclaim any obligation to revise or supplement these opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than the State of Washington.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinions expressed herein are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, and the Warrant Shares, or any other agreements or transactions that may be related thereto or contemplated thereby. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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